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                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement            [ ] Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12


                              FRITZ COMPANIES, INC.
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                (Name of Registrant as Specified in Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
   (1) Title of each class of securities to which transaction applies:

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   (2)  Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials:

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   [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement no.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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THE FOLLOWING IS A STATEMENT MADE AVAILABLE BY FRITZ COMPANIES, INC. TO
CUSTOMERS BEGINNING APRIL 16, 2001:

[FRITZ COMPANIES LOGO]

                                                     Customer Name or Department


FRITZ/UPS ACQUISITION STATEMENT


On Wednesday, January 10, 2001 an agreement was announced that will allow Fritz Companies to be acquired by United Parcel Service, Inc. (UPS) in a transaction that will leverage our combined strengths for the benefit of our customers. We are working to complete the merger in the second calendar quarter of 2001.

Plans call for Fritz to operate as a subsidiary of UPS and for the Fritz brand to continue to identify our products in the near-term. This will allow our present customers to enjoy the continuity of Fritz services and the commitment of Fritz's people and management, while benefiting from the resources of our new parent, UPS.

From the UPS side, a key strength is its integrated service portfolio for the movement of goods, information and funds. Although UPS has existing customs brokerage and freight forwarding capabilities, the addition of Fritz will enhance UPS's portfolio with these freight-related services: air, ground, and ocean transportation, material management and distribution, plus extensive global customs brokerage capabilities. As a result, UPS will ultimately provide one-stop, end-to-end supply chain solutions and exceptional value to its customers.

At the same time, Fritz customers will have direct access to UPS's existing small package, logistics, and financial service capabilities. These integrated services will provide exceptional value to customers seeking greater flexibility in managing their supply chains.



ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger transaction between Fritz Companies, Inc. and United Parcel Service, Inc., Fritz Companies and UPS have filed a proxy statement/prospectus with the United States Securities and Exchange Commission (the "SEC"). STOCKHOLDERS OF FRITZ COMPANIES ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain a free copy of the proxy statement/prospectus and other documents filed by Fritz Companies or UPS with the SEC at the SEC's web site at http://www.sec.gov. Free copies of the proxy statement/prospectus and other filings by Fritz Companies with the SEC may also be obtained by directing a request to Graeme Stewart, Fritz Investor Relations, Telephone: (415) 538-0444.

Fritz Companies and its directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information about such directors and executive officers, including information about their ownership of Fritz Companies stock, can be found in the Fritz Companies proxy statement, dated August 18, 2000, for its 2000 annual meeting of stockholders.



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13 April 2001     Proprietary & Confidential     Fritz/UPS Acquisition Stmt. - 1